UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

Biogen Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On June 8, 2016, the Company held its Annual Meeting of Stockholders. The final voting results for this meeting are as follows:

1.
Stockholders elected eleven nominees to the Board of Directors to serve for a one-year term extending until the 2017 annual meeting of stockholders and their successors are duly elected and qualified, with the votes cast as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Alexander J. Denner	174,539,454	893,682	156,718	15,341,806
Caroline D. Dorsa	174,480,779	948,828	160,247	15,351,806
Nancy L. Leaming	174,714,214	715,699	159,941	15,341,806
Richard C. Mulligan	174,278,133	1,153,119	158,602	15,351,806
Robert W. Pangia	172,965,385	2,465,619	158,850	15,351,806
Stelios Papadopoulos	171,437,694	2,916,140	1,236,020	15,341,806
Brian S. Posner	174,610,247	819,301	160,306	15,341,806
Eric K. Rowinsky	173,285,332	2,144,051	160,471	15,341,806
George A. Scangos	172,548,069	2,884,049	157,736	15,341,806
Lynn Schenk	173,190,776	2,241,967	157,111	15,341,806
Stephen A. Sherwin	154,451,332	20,644,275	494,247	15,341,806

2.
Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
188,715,983	1,983,681	231,996	—

3.	Stockholders approved the advisory vote on executive compensation, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
170,639,138	4,521,474	429,242	15,341,806

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Biogen Inc.
By:    _/s/ Steven N. Avruch_____________________
Steven N. Avruch
Chief Corporation Counsel and Assistant Secretary
Date: June 9, 2016